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                                                                    Exhibit 24.1

                                Power of Attorney

         The undersigned director of Argonaut Group, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Mark E. Watson III, Byron L. LeFlore, Jr. and Mark W. Haushill, and each of them, as his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign Amendment No. 3 to the Company's Registration Statement on Form S-3 (File No. 333-100921) (the "Registration Statement") any and all amendments to the Registration Statement (including any post-effective amendment and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), with all exhibits thereto, and any and all documents in connection therewith, and to file the Registration Statement and such other documents with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                                   /s/ Hector DeLeon
                                                 -------------------------
                                                      Hector DeLeon